THREE-FIVE SYSTEMS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                   EXHIBIT 11

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
                                                     THREE MONTHS ENDED              NINE MONTHS ENDED
                                                        SEPTEMBER 30,                   SEPTEMBER 30,
                                                 ---------------------------    ---------------------------

                                                     1996            1995           1996            1995
                                                 -----------     -----------    -----------     -----------
Common shares outstanding beginning of period      7,775,129       7,709,004      7,735,745       7,691,524

Effect of Weighting Shares:
  Employee stock options exercised                     4,363          12,273         27,942          17,976
  Employee stock options outstanding                    --           367,041           --           376,954
                                                 -----------     -----------    -----------     -----------

Primary                                            7,779,492       8,088,318      7,763,687       8,086,454
                                                 ===========     ===========    ===========     ===========



Common shares outstanding beginning of period      7,775,129       7,709,004      7,735,745       7,691,524

Effect of Weighting Shares:
  Employee stock options exercised                     4,363          12,273         27,942          17,976
  Employee stock options outstanding                    --           367,041           --           376,970
                                                 -----------     -----------    -----------     -----------

Fully diluted                                      7,779,492       8,088,318      7,763,687       8,086,470
                                                 ===========     ===========    ===========     ===========


Net income (loss)                                $(5,478,000)    $ 1,383,000    $(4,586,000)    $ 7,516,000
                                                 ===========     ===========    ===========     ===========



NET INCOME (LOSS) PER COMMON AND
  COMMON EQUIVALENT SHARES:

Net income (loss) per share

  Primary                                        $     (0.70)    $      0.17    $     (0.59)    $      0.93
                                                 ===========     ===========    ===========     ===========
  Fully diluted                                  $     (0.70)    $      0.17    $     (0.59)    $      0.93
                                                 ===========     ===========    ===========     ===========
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